Exhibit 99

News Release

Release Date: April 25, 2013	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2013 THIRD QUARTER RESULTS

RECORD THIRD QUARTER REVENUE, NET INCOME AND EPS

NEW STOCK BUYBACK PLAN APPROVED

Columbia, MD – April 25, 2013—MICROS Systems, Inc. (NASDAQ:MCRS), a leading provider of information technology solutions for the hospitality and retail industries, today announced the results for its fiscal 2013 third quarter ended March 31, 2013.

FINANCIAL HIGHLIGHTS

•	Revenue for the quarter was $315.1 million, an increase of $37.1 million, or 13.3%, over the same period last year.

•	Revenue for the nine-month period was $939.5 million, an increase of $134.5 million, or 16.7%, over the same period last year.

•	GAAP net income for the quarter was $44.3 million, an increase of $1.0 million, or 2.4%, over the same period last year.

•	GAAP net income for the nine-month period was $129.4 million, an increase of $10.7 million, or 9.0%, over the same period last year.

•	GAAP diluted earnings per share (EPS) for the quarter was $0.55 per share, an increase of $0.02, or 3.8%, over the same period last year.

•	GAAP diluted EPS for the nine-month period was $1.59, an increase of $0.14, or 9.7%, over the same period last year.

•	Non-GAAP financial results, excluding the effect of charges for stock options, amortization of Torex intangibles, restructuring of Torex, and a one-time gain on the sale of auction rate securities are as follows:

-	Non-GAAP net income for the quarter was $49.6 million, an increase of $4.0 million, or 8.9%, over the same period last year.

-	Non-GAAP net income for the nine-month period was $143.0 million, an increase of $16.0 million, or 12.6%, over the same period last year.

-	Non-GAAP diluted EPS for the quarter was $0.62, an increase of $0.06, or 10.7%, over the same period last year.

-	Non-GAAP diluted EPS for the nine-month period was $1.76, an increase of $0.21, or 13.5%, over the same period last year.

•	MICROS’s revenue, net income and EPS results were Company records for a third fiscal quarter.

Peter A. Altabef, MICROS’s President and CEO, stated, “ We continue to execute in a difficult environment and I am confident in our ability to meet not just the challenges but the opportunities which lie ahead.“

MICROS’s financial guidance for fiscal 2013 is now for revenue between $1.256 billion and $1.272 billion and Non-GAAP EPS between $2.37 and $2.39. Fiscal fourth quarter guidance is for revenue between $317.0 million and $333.0 million and Non-GAAP EPS between $0.61 and $0.63.

NEW STOCK BUYBACK APPROVED

On April 23, 2013, our Board of Directors approved the purchase of $225.0 million of our common stock. The new plan will take effect once the current two million share buyback plan of January 2013 is completed, of which approximately 1.4 million shares remain for repurchase. Under the new plan, shares will be purchased from time to time in the open market as business conditions warrant.

MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of April 25, 2013. MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

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The MICROS logo is a registered trademark of MICROS Systems, Inc.
All other product and brand names are the property of their respective owners.

News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Revenue:
Hardware	$64,523	$63,045	$195,527	$168,881
Software	36,821	37,577	106,346	105,402
Service	213,761	177,422	637,603	530,722
Total revenue	315,105	278,044	939,476	805,005

Cost of sales:
Hardware	41,514	40,187	127,867	106,988
Software	5,813	5,838	16,434	14,991
Service	102,201	79,426	304,064	233,611
Stock option expense	89	58	244	143
Total cost of sales	149,617	125,509	448,609	355,733

Gross margin	165,488	152,535	490,867	449,272

Selling, general and administrative expenses	78,254	75,938	230,854	225,241
Research and development expenses	17,970	13,417	51,860	36,616
Depreciation and amortization	4,008	3,523	12,332	11,383
Stock option expense	4,651	3,710	16,022	12,406
Amortization expense - Torex acquisition	1,694	0	4,416	0
Restructuring charge	760	0	2,453	0
Total operating expenses	107,337	96,588	317,937	285,646

Income from operations	58,151	55,947	172,930	163,626
Non-operating income (expense):
Interest income, net	919	1,605	3,223	5,185
Realized gain on sale of auction rate securities	0	0	3,494	0
Other non-operating expense, net	645	6	(319)	203
Total non-operating income, net	1,564	1,611	6,398	5,388

Income before taxes	59,715	57,558	179,328	169,014
Income tax provision	15,370	14,102	49,627	49,992
Net income	44,345	43,456	129,701	119,022
Less: Net income attributable to noncontrolling interest	(81)	(209)	(287)	(258)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$44,264	$43,247	$129,414	$118,764

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.55	$0.53	$1.59	$1.45
Weighted-average number of shares outstanding - diluted	80,502	82,008	81,272	82,127

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.

Net Income attributable to MICROS Systems, Inc.	$44,264	$43,247	$129,414	$118,764
Add back:
Stock option expense
Selling, general and administrative expenses	4,161	3,446	14,766	11,528
Research and development expenses	490	264	1,256	878
Cost of sales	89	58	244	143
	4,740	3,768	16,266	12,549
Realized gain on sale of auction rate securities	0	0	(3,494)	0
Torex amortization expense	1,694	0	4,416	0
Restructuring charge	760	0	2,453	0
Total add back	7,194	3,768	19,641	12,549

Subtract tax effect on:
Stock option expense	1,570	1,441	5,225	4,344
Torex amortization expense	59	0	177	0
Restructuring charge	208	0	641	0
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$49,621	$45,574	$143,012	$126,969

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.62	$0.56	$1.76	$1.55

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges. We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.

-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	March 31, 2013	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$669,352	$582,038
Accounts receivable, net	238,728	235,433
Inventory	54,522	44,278
Deferred income taxes	14,549	17,004
Prepaid expenses and other current assets	54,595	37,343
Total current assets	1,031,746	916,096

Long-term investments	0	34,456
Property, plant and equipment, net	40,768	35,435
Deferred income taxes, non-current	50,029	50,326
Goodwill	436,984	444,117
Intangible assets, net	39,694	45,024
Purchased and internally developed software costs, net	33,188	33,980
Other assets	6,845	6,586
Total Assets	$1,639,254	$1,566,020

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$3,981	$-
Accounts payable	64,763	69,978
Accrued expenses and other current liabilities	147,271	174,214
Income taxes payable	10,725	1,788
Deferred revenue	201,452	169,989
Total current liabilities	428,192	415,969

Income taxes payable, non-current	33,443	34,722
Deferred income taxes, non-current	2,645	2,554
Other non-current liabilities	15,586	16,644
Total liabilities	479,866	469,889

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	1,966	2,008
Capital in excess of par	43,336	107,662
Retained earnings	1,130,236	1,000,822
Accumulated other comprehensive loss	(19,290)	(17,847)
Total MICROS Systems, Inc. shareholders’ equity	1,156,248	1,092,645
Noncontrolling interest	3,140	3,486
Total Equity	1,159,388	1,096,131

Total Liabilities and Equity	$1,639,254	$1,566,020

News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

	Nine Months Ended
	March 31,
	2013	2012

Net cash flows provided by operating activities	$139,895	$131,622

Cash flows from investing activities:
Proceeds from maturities of investments	24,685	108,372
Proceeds from sales of auction rate securities	42,119	-
Purchases of investments	(108,423)	(78,671)
Purchases of property, plant and equipment	(15,692)	(13,418)
Internally developed software costs	(3,398)	(5,870)
Net cash paid for acquisitions	(367)	(593)
Other	68	(51)
Net cash flows (used in) provided by investing activities	(61,008)	9,769

Cash flows from financing activities:
Repurchases of common stock	(90,887)	(53,652)
Proceeds from stock option exercises	7,326	12,096
Proceed from advance on line of credit	4,014	-
Realized tax benefits from stock option exercises	3,069	4,884
Cash paid for acquisition of non-controlling interest	(846)	(4,212)
Other	(70)	(93)
Net cash flows used in financing activities	(77,394)	(40,977)

Effect of exchange rate changes on cash and cash equivalents	1,419	(27,025)

Net increase in cash and cash equivalents	2,912	73,389

Cash and cash equivalents at beginning of period	562,786	661,259
Cash and cash equivalents at end of period	$565,698	$734,648

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